EX-99.3

                                 PROMISSORY NOTE

$1,500,000.00

                                                                  March __, 2002

Joshua Tree Construction, Inc. (which
may become known as Nutritionary, Inc.)
3635 Boardman Canfield Road
Canfield, Ohio 44406
(Individually and collectively "Nutritionary")

Keith Frankel
8 Henderson Drive
West Caldwell, New Jersey 07006
(Hereinafter referred to as "Frankel")

NUTRITIONARY promises to pay to the order of FRANKEL, in lawful money of the United States of America, at the address indicated above or wherever else FRANKEL may specify, the sum of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) upon the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this "Note"). This
Note is being delivered pursuant to that certain Stock Purchase Agreement dated as of March __, 2002 among NUTRITIONARY, FRANKEL and Melvin Simon (as the same may be amended from time to time, the "Stock Purchase Agreement"), the terms of which are incorporated herein. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

SECURITY. To secure this Note, NUTRITIONARY has (i) granted FRANKEL a security interest in the collateral described in that certain security agreement of even date herewith (the "Security Agreement") and (ii) pledged to FRANKEL the capital stock of American Health and Diet Centers, Inc. ("AHDC") as described in that certain pledge agreement of even date herewith (the "Pledge Agreement").

INTEREST RATE. Interest shall accrue at the rate of seven percent (7%) per annum.

DEFAULT RATE. In addition to all other rights contained in this Note, if an Event of Default (as defined herein) occurs and as long as an Event of Default continues, all outstanding obligations shall bear interest at ten percent (10%) (the "Default Rate"). The Default Rate shall also apply from acceleration until all amounts due under this Note or any judgment thereon is paid in full.

PREPAYMENT COMPENSATION. Principal on this Note may be prepaid in whole or in part at any time without penalty.

REPAYMENT TERMS. This Note shall be due and payable as follows: (a) a first payment in the amount of $12,500; (b) a second payment in the amount of $50,000; and (c) thereafter, in twenty-three (23) equal monthly installments of $67,158.87. The first payment (in the amount set forth in subparagraph (a) of this section) shall be due on the date hereof and the second payment (in the amount set forth in subparagraph (b) of this section) shall be due on March 25, 2002. The third payment (in the amount set forth in subparagraph (c) of this section) shall be due April 15, 2002, and thereafter payments (in the amount set forth in subparagraph (c) of this section) shall be due on the fifteenth day of each successive calendar month, until the last payment, together with any and all principal, interest, fees and other amounts owing to FRANKEL, is made on March 15, 2004.

LATE CHARGE. If any payments are not timely made, NUTRTIONARY shall also pay to FRANKEL a late charge equal to 5% of each payment past due for 10 or more business days. Acceptance by FRANKEL of any late payment without an accompanying late charge shall not be deemed a waiver of

FRANKEL's right to collect such late charge or to collect a late charge for any subsequent late payment received.

ATTORNEYS' FEES AND OTHER COLLECTION COSTS. NUTRITIONARY shall pay all of FRANKEL's reasonable expenses incurred to enforce or collect any of the amounts due under this Note including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

EVENT OF DEFAULT. If any of the following occurs, an event of default ("Event of Default") under this Note shall exist: NONPAYMENT; NONPERFORMANCE. The failure of timely payment or performance of the amounts due under this Note, the
Security Agreement, the Pledge Agreement, the Stock Purchase Agreement, that certain Unconditional Guaranty from AHDC in favor of FRANKEL of even date herewith, that certain Reimbursement and Indemnification Agreement from AHDC and NUTRITIONARY in favor of FRANKEL of even date herewith, that certain security agreement from AHDC in favor of FRANKEL, or any other document executed and/or delivered in connection with any of the foregoing documents or otherwise furnished FRANKEL in connection with the debt evidenced by this Note (collectively, the "Transaction Documents"); provided, however, NUTRITIONARY shall be entitled to a ten (10) business day opportunity to cure from receipt of prior written notice of a nonpayment default, and a thirty (30) business day opportunity to cure from receipt of prior written notice any nonperformance default (such cure periods, however, shall not be available following any two separate defaults within any ninety (90) day period). FALSE WARRANTY. A warranty or representation made or deemed made in any of the Transaction Documents proves materially false, or if of a continuing nature, becomes materially false. CROSS DEFAULT. At FRANKEL's option, any default in payment or performance of any obligation under any of the Transaction Documents, the Manufacturing Agreement, or any other loans, contracts or agreements of NUTRITIONARY, any Subsidiary or Affiliate of NUTRITIONARY, any general partner of or the holder(s) of the majority ownership interests of NUTRITIONARY with FRANKEL or his affiliates and/or any default under the notes of NUTRITIONARY payable to Melvin Simon and/or any other documents executed and/or delivered in connection therewith ("Affiliate" shall have the meaning as defined in 11 U.S.C. ss. 101, except that the term "NUTRITIONARY" shall be substituted for the term "Debtor" therein; "Subsidiary" shall mean any business in which NUTRITIONARY holds, directly or indirectly, a controlling interest). CESSATION; BANKRUPTCY. The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against NUTRITIONARY, its Subsidiaries or Affiliates, if any, or any general partner of or the holder(s) of the majority ownership interests of NUTRITIONARY. MATERIAL CAPITAL STRUCTURE OR BUSINESS ALTERATION. Without prior written consent of FRANKEL, (i) a material alteration in the kind or type of NUTRITIONARY's business or that of NUTRITIONARY's Subsidiaries or Affiliates, if any; (ii) the sale of substantially all of the business or assets of NUTRITIONARY, any of NUTRITIONARY's Subsidiaries or Affiliates or any guarantor, or a material portion (10% or more) of such business or assets if such a sale is outside the ordinary course of business of NUTRITIONARY, or any of NUTRITIONARY's Subsidiaries or Affiliates or any guarantor; (iii) any transfer of any of the outstanding stock or voting power of AHDC or any transfer of more than 50% of the outstanding stock or voting power of NUTRITIONARY, or any other Affiliate or Subsidiary (other than AHDC) in a single transaction or a series of transactions; (iv) the acquisition of substantially all of the business or assets or more than 50% of the outstanding stock or voting power of any other entity; or (v) should any of NUTRITIONARY or any of NUTRITIONARY's Subsidiaries or Affiliates or any guarantor enter into any merger or consolidation. TRANSACTION DOCUMENTS. A failure to comply with any of the terms of this Note, the Security Agreement, the Pledge Agreement, or any other Transaction Document.

REMEDIES UPON DEFAULT. If an Event of Default occurs under this Note or any other Transaction Document, FRANKEL may at any time thereafter, take the following actions: ACCELERATION UPON DEFAULT. Accelerate the maturity of this Note and, at FRANKEL's option, any or all other obligations, whereupon this Note and the accelerated obligations shall be immediately due and payable. CUMULATIVE. Exercise any rights and remedies as provided under this Note, the Security Agreement, the Pledge Agreement, any other Transaction Document or as provided by law or equity.

FINANCIAL CONDITION. NUTRITIONARY warrants, represents and covenants to FRANKEL that on the date hereof: (a) the fair saleable value of NUTRITIONARY's assets exceeds its liabilities, NUTRITIONARY is meeting its current liabilities as they mature, and NUTRITIONARY is and shall remain solvent; (b) all financial statements of NUTRITIONARY furnished to FRANKEL are correct and accurately reflect the financial condition of NUTRITIONARY as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of NUTRITIONARY; and (d) there are not now pending any court or administrative proceedings or undischarged judgments against NUTRITIONARY, no federal or state tax liens have been filed or threatened against NUTRITIONARY, and NUTRITIONARY is not in default or claimed default under any agreement.

MISCELLANEOUS PROVISIONS. ASSIGNMENT. This Note shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. FRANKEL's interests in and rights under this Note are freely assignable, in whole or in part, by FRANKEL. NUTRITIONARY shall not assign its rights and interest hereunder without the prior written consent of FRANKEL, and any attempt by NUTRITIONARY to assign without FRANKEL's prior written consent is null and void. Any assignment shall not release NUTRITIONARY from its obligations hereunder. APPLICABLE LAW; CONFLICT BETWEEN DOCUMENTS. This Note and, unless otherwise provided in any other Transaction
Document, the other Transaction Documents shall be governed by and construed under the laws of the state of New Jersey without regard to that state's conflict of laws principles. JURISDICTION. NUTRITIONARY irrevocably agrees to non-exclusive personal jurisdiction in the state of New Jersey. Severability. If any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. NOTICES. Any notices to NUTRITIONARY shall be sufficiently given, if in writing and mailed or delivered to NUTRITIONARY's address shown above or such other address as provided hereunder, and to FRANKEL, if in writing and mailed or delivered to FRANKEL's office address shown above or such other address as FRANKEL may specify in writing from time to time. In the event that NUTRITIONARY changes NUTRITIONARY's address at any time prior to the date its obligations are paid in full, NUTRITIONARY agrees to promptly give written notice of said change to FRANKEL. PLURAL; CAPTIONS. All references in the Transaction Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual person or entity. The captions contained in the Transaction Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Transaction Documents. AMENDMENTS, WAIVERS AND REMEDIES. No waivers, amendments or modifications of this Note and other Transaction Documents shall be valid unless in writing and signed by FRANEL. No waiver by FRANKEL of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. Neither the failure nor any delay on the part of FRANKEL in exercising any right, power, or privilege granted pursuant to this Note and other Transaction Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to FRANKEL with respect to this Note and other Transaction Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively. FEES AND TAXES. NUTRITIONARY shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time.

IN WITNESS WHEREOF, NUTRITIONARY, on the day and year first above written, has caused this Note to be executed under seal.

ATTEST:                                       JOSHUA TREE CONSTRUCTION, INC.


                                              By:
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